Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
 X Rail Entertainment, Inc.
Las Vegas, Nevada

We hereby consent to the use in the Registration Statement on Form S-1 GPL EMA of our report dated January 12, 2018, relating to the financial statements of X Rail Entertainment, Inc. as of and for the years ended December 31, 2016 and 2015, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRITCHETT, SILER & HARDY, P.C.

Farmington, Utah
 January 12, 2018